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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




Date of Report (Dates of Earliest event reported)     August 31, 1996
                                                  ----------------------------

                           EPL Technologies, Inc.
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              (Exact name of registrant as specified in its charter)


       Colorado                       0 - 28444                 84-0990658
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(State or other jurisdiction         (Commission              (IRS Employer
  of incorporation)                  File Number)          Identification No.)


        200 Four Falls Corporate Center, Suite 315, W.Conshohocken, PA 19428
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       (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code    (610) 834-9600
                                                    -------------------------

                                     Not Applicable
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           (Former name or former address, if changed since last report.)
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ITEM   5.   OTHER EVENTS

       Effective August 31, 1996, Bakery Packaging Services Limited ("BPS"), one of the U.K. subsidiaries of EPL Technologies, Inc. ("EPL") executed a two-year contract with E.I. du Pont de Nemours & Co.("DuPont") for DuPont to utilize EPL's proprietary gas-flame perforating technology on certain DuPont manufactured "MYLAR" films.

Under the new two-year contract with DuPont, which is renewable for a further three years, DuPont will purchase exclusively from EPL, on a fee basis, all of DuPont's gas-flame perforation requirements for PET (polyethylene terephthalate), PA (polyamide) and PEN (polyethylene naphthalate) films and will grant EPL a non-exclusive license to sell certain DuPont film, on terms and conditions yet to be finalized. EPL believes that there is a wide range of potential uses for perforated PET, PA and PEN film. While this agreement grants DuPont exclusive rights to EPL's gas-flame perforation of PET, PA and PEN films, EPL retains the rights to perforate other films manufactured by other producers.

To provide these services to DuPont, EPL has had a new piece of its proprietary gas-flame perforation equipment built in the U.K. This new equipment, which will service the North American market formerly covered by BPS, was recently shipped to the U.S.and is being installed at EPL's recently acquired facility at Crystal Specialty Films, Inc., based near Chicago, Illinois. A new majority-owned subsidiary of EPL will undertake this U.S. supply to DuPont. The BPS U.K. facility will continue to perforate film for the UK and European markets, as it has been doing over recent months for the U.S. market.







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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated : September 12, 1996                         EPL Technologies, Inc.


                                                   By:  /s/  Paul L. Devine
                                                       ----------------------
                                                        Paul L. Devine
                                                        Chairman and President